As filed with the Securities and Exchange Commission on March 23, 1998

                                                      Registration No. 333-11533



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                ZYTEC CORPORATION
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Minnesota                               41-1465891
-------------------------------                    -------------------
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

                             7575 Market Place Drive
                          Eden Prairie, Minnesota 55344
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

               ZYTEC CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN
               ---------------------------------------------------
                            (Full title of the plan)

                               Joseph M. O'Donnell
                                    President
                             Computer Products, Inc.
                     (100% stockholder of Zytec Corporation)
                           7900 Glades Road, Suite 500
                            Boca Raton, Florida 33434
                                 (561) 451-1000
                                 --------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                           STEPHEN A. OLLENDORFF, ESQ.
                           Hertzog, Calamari & Gleason
                                 100 Park Avenue
                            New York, New York 10017
                                 (212) 481-9500


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This  post-effective  amendment No. 1 amends the Registration  Statement on Form
S-8, filed by Zytec Corporation, a Minnesota corporation (the "Company"), with the Securities and Exchange Commission on September 6, 1996 (Registration No. 333-11533), and relates to the Zytec Corporation 1996 Employee Stock Purchase Plan. On December 29, 1997, the Company was merged (the "Merger") with and into CPI Acquisition Corp., a Minnesota corporation ("CPI Sub"), which subsequently changed its name to "Zytec Corporation" and which is a wholly-owned subsidiary of Computer Products, Inc., a Florida corporation.

     CPI Sub filed a Form 15 under Rules 12g-4 and 12h-3 of the Securities Exchange Act of 1934 (the "Exchange Act") which terminated the registration of the Company's Common Stock under Section 12 of the Exchange Act. The shares of the Company's Common Stock are no longer listed on The Nasdaq National Stock Market.

     Accordingly,  CPI Sub,  as  successor  to the  Company,  is  removing  from
registration   any  shares   previously   registered   and   unsold   under  the
aforementioned Form S-8 Registration No. 333- 11533.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Zytec Corporation, a wholly-owned subsidiary of Computer Products, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to a Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Boca Raton, State of Florida, on this 23rd day of March, 1998.


                                            ZYTEC CORPORATION, a
                                            wholly-owned subsidiary of
                                            Computer Products, Inc.
                                            (Registrant)




                                            By: /s/Joseph M. O'Donnell
                                            ------------------------------
                                            Joseph M. O'Donnell, President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                         Date
----------                          -----                         ----

/s/Joseph M. O'Donnell
-------------------------------     President and Director        March 23, 1998
Joseph M. O'Donnell                 (Principal Executive
                                    Officer)


/s/Richard J. Thompson
-------------------------------     Chief Financial Officer,      March 23, 1998
Richard J. Thompson                 Secretary and Director
                                    (Principal Financial and
                                    Accounting Officer)




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